EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

Advanced Electronic Support Products Computertillbebor i Sweden AB:

We consent to the use of our report included herein and the reference to our firm under the heading "Experts" in the prospectus.


/s/ THOMAS PAREK
-----------------------------
Thomas Parek
Approved Public Accountant
KPMG Bohlins AB

Givia, Sweden
February 13, 1997